UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 23, 2006

                                 SyntheMed, Inc.
                                 ---------------
             (Exact name of Registrant as Specified in its Charter)


           Delaware                  0-20580             14-1745197
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 (State or Other Jurisdiction      (Commission         (IRS Employer
      of Incorporation)            file Number)      Identification No.)


        200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey 08830
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 732-404-1117


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             (Former name or address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      Eli Pines, Ph.D., our Vice-President and Chief Scientific Officer, entered into a trading plan on August 23, 2006 covering sales of shares of our common stock underlying stock options held by him. The trading plan is intended to comply with the requirements of Rule 10b5-1 promulgated by the Securities and Exchange Commission under Section 10(b) of the Securities Exchange Act of 1934. Option exercises and sales of underlying shares under the plan are scheduled to take place commencing not earlier than September 25, 2006 and continuing for up to three months thereafter. The maximum number of shares that can be sold under the plan is 359,914. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.

      Except as otherwise required by law, we do not undertake to disclose specific plans by other executives of our company or to disclose terminations, modifications or other activities under the trading plan described herein or any other plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SyntheMed, Inc.

Date:  August 24, 2006                            By:  /s/ Robert P. Hickey
                                                     ------------------------
                                                       Robert P. Hickey
                                                       President, CEO and CFO




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